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                                                                   EXHIBIT 23.17

                      CONSENT OF COOPERS & LYBRAND L.L.P.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-4 of our report dated April 12, 1996, on our audit of the financial statements of HNS Software, Inc. as of December 31, 1995 and for the year then ended included in the Current Report on Form 8-K of AccuStaff Incorporated dated September 16, 1996.

We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.

Jacksonville, Florida
September 16, 1996